For media inquiries:
Michael Rubbinaccio, HomeStreet, Inc.
michael.rubbinaccio@homestreet.com
206-389-4433

HomeStreet, Inc. Schedules Third Quarter 2015 Earnings Call for
Tuesday, October 27, 2015

SEATTLE, Wash. – September 29, 2015 – HomeStreet, Inc. (NASDAQ:HMST), the parent company of HomeStreet Bank, will conduct a quarterly earnings conference call on Tuesday, October 27, 2015 at 1:00 p.m. EDT. Mark Mason, CEO, and Melba Bartels, CFO, will discuss third quarter 2015 results and provide an update on recent activities. A question and answer session will follow the presentation. Shareholders, analysts and other interested parties may register in advance at http://dpregister.com/10073378 or may join the call by dialing 1-877-508-9589 (1-855-669-9657 in Canada) shortly before 1:00 p.m. EDT. A rebroadcast will be available approximately one hour after the conference call by dialing 1-877-344-7529 and entering passcode 10073378.
The information to be discussed in the conference call will be available on the company's website after the market closes on Monday, October 26, 2015.

About HomeStreet
HomeStreet, Inc. (NASDAQ:HMST) is a diversified financial services company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii through its various operating subsidiaries. The company operates two primary business segments: Mortgage Banking, which originates and purchases single family residential mortgage loans, primarily for sale into the secondary markets; and Commercial & Consumer Banking, including commercial real estate, commercial lending, residential construction lending, retail banking, private banking, investment and insurance services. Its principal subsidiaries are HomeStreet Bank and HomeStreet Capital Corporation. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com.

Investor Relations Contacts:

HomeStreet, Inc.
Mark Hettel, 206-389-6303
Investor Relations
ir@homestreet.com
http://ir.homestreet.com